Exhibts 99(a)

News Release

5 Sarnowski Drive, Glenville, New York 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank

Contact:	Robert M. Leonard
Executive Vice President
(518) 381-3693

Strong Capital Supports TrustCo’s Consistent Dividend;
Annualized Payout of $1.44 per share

Glenville, New York – February 21, 2024

The Board of Directors of TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) on February 20, 2024, declared a quarterly cash dividend of $0.36 per share, or $1.44 per share on an annualized basis.  The dividend will be payable on April 1, 2024 to shareholders of record at the close of business on March 1, 2024.

Chairman, President, and Chief Executive Officer Robert J. McCormick said: “We are pleased that our strategic preservation of capital enables us to complete our 119th year paying quarterly dividends.  Our management team is justifiably proud of this longevity and optimistic about the opportunities that 2024 undoubtedly will present. Our shareholders can be assured that the leaders of the TrustCo team are ever mindful of the importance of providing long-term shareholder value, and stand ready to transform opportunity into tangible benefit.”

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.2 billion savings and loan holding company. Through its subsidiary, Trustco Bank, Trustco operates 140 offices in New York, New Jersey, Vermont, Massachusetts and Florida. Trustco has a more than 100-year tradition of providing high-quality services, including a wide variety of deposit and loan products. In addition, Trustco Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. Trustco Bank is rated as one of the best performing savings banks in the country. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST. For more information, visit www.trustcobank.com.

Forward-Looking Statements
All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future developments, results or periods. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements. Examples of these include, but are not limited to: volatility in financial markets and the soundness of other financial institutions; U.S. government shutdowns, credit rating downgrades, or failure to increase the debt ceiling; changes in interest rates; the effects of inflation and inflationary pressures and changes in monetary and fiscal policies and laws, including changes in the Federal funds target rate by, and interest rate policies of, the Federal Reserve Board; ongoing armed conflicts (including the Russia/Ukraine conflict and the conflict in Israel and surrounding areas); the risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q; the other financial, operational and legal risks and uncertainties detailed from time to time in TrustCo’s cautionary statements contained in its filings with the Securities and Exchange Commission; and the effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers.  The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.